Exhibit 10.1.2

SECOND AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2017 (this “Amendment”), is entered into by and among Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), Fusion BCHI Acquisition LLC, a Delaware limited liability company (“Merger Sub”), and Birch Communications Holdings, Inc., a Georgia corporation (“BCHI”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

RECITALS

A.
The Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 26, 2017, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 15, 2017 (the “Merger Agreement”).

B.
The Parties desire to amend the Merger Agreement as set forth herein.

The Parties hereby agree as follows:

1. Amendment. The Merger Agreement is hereby amended as follows:

a.
the phrase “as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the date hereof” in Section 6.1(a)(iii)(C) is hereby deleted and replaced with “within seven (7) Business Days after receipt of binding commitment letters with respect to the Financing determined by both Parties to be sufficient from a Financing Source or Financing Sources”.

2. Effect of Amendment. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Merger Agreement not expressly referred to in Section 1 of this Amendment. Except as specifically modified and amended hereby, the Merger Agreement shall remain unchanged and in full force and effect. From and after the date hereof, each reference in the Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar meaning shall mean and be a reference to the Merger Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Merger Agreement, and references to the “date hereof”, “the date of this Agreement” or words of similar meaning in the Merger Agreement shall continue to refer to August 26, 2017.

3. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

4. Jurisdiction. Section 9.8 (Jurisdiction) of the Merger Agreement is incorporated herein by reference and made a part hereof as if fully set forth herein.

5. Counterparts. This Amendment may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that each Party need not sign the same counterpart. PDF transmissions of this Amendment shall be deemed to be the same as the delivery of an executed original.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
      Name: James P. Prenetta, Jr.
      Title: Executive Vice President and
                          General Counsel

FUSION BCHI ACQUISITION LLC

By: /s/ Gordon Hutchins, Jr.
      Name: Gordon Hutchins, Jr.
      Title: Manager

BIRCH COMMUNICATIONS HOLDINGS, INC.

By: /s/ Gordon P. Williams, Jr.
      Name: Gordon P. Williams, Jr.
      Title: Senior Vice President and General Counsel

[Signature Page to Second Amendment to Agreement and Plan of Merger]